REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of _______________ ___, 2011, by and among ORBCOMM INC., a Delaware corporation (the “Company”), Alanco Technologies, Inc., an Arizona corporation (“Alanco”), Timothy P. Slifkin and Thomas A. Robinson.

1. Definitions.  For purposes of this Agreement:

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the “Act”), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document; and

(b) The term “Registrable Securities” means the shares of the Company’s Common Stock, together with any capital stock issued in replacement of or in exchange for such Common Stock or otherwise in respect of such Common Stock upon any stock dividend, split or similar event (the “Common Stock”), (i) issued pursuant to the terms of that certain Asset Purchase Agreement, dated as of February 23, 2011, among the Company, Alanco and StarTrak Systems, LLC, a subsidiary of Alanco (the “Asset Purchase Agreement”), (ii) issued pursuant to the terms of that certain Stock Purchase Agreement, dated as of February 23, 2011, among the Company, Timothy P. Slifkin and Thomas A. Robinson (the “Slifkin/Robinson SPA”), and (iii) issuable upon conversion of the perpetual convertible preferred stock of the Company issued to Alanco pursuant to the terms of the Asset Purchase Agreement (the “Preferred Stock”) until, in the case of any such shares of Common Stock, (A) the earliest of (1) its effective registration under the Act and resale in accordance with the Registration Statement (as defined below) covering it, (2) expiration of the holding period that would be applicable thereto under Rule 144 were it not held by an affiliate of the Company or (3) its sale to the public pursuant to Rule 144, and as a result of the event or circumstance described in any of the foregoing clauses (1) through (3), the legend with respect to transfer restrictions required under the Asset Purchase Agreement is removed in accordance with the terms of the Asset Purchase Agreement, the Slifkin/Robinson SPA or such legend, as the case may be, or (B) one year from the date of this Agreement.

(c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Preferred Stock at the time of such determination; and

(d) The term “Holder” means Alanco, Timothy P. Slifkin and Thomas A. Robinson, or any successor thereof.  Any distributee under Section 5(d) hereof shall not be a Holder.

2. Required Registration.  (a) The Company agrees to file within 60 days after the Closing Date (as defined in the Asset Purchase Agreement) a registration statement on Form S-3 (or other suitable form) or a post-effective amendment to an effective registration statement (collectively, a “Registration Statement”) at the Company’s discretion, covering the resale of all shares of Registrable Securities then outstanding or issuable upon conversion of all then outstanding Preferred Stock.  The Company shall use commercially reasonable efforts to have the Registration Statement declared effective within 90 days after the initial filing thereof.

(b)           The Registration Statement shall be prepared as a “shelf” registration statement under Rule 415, and shall be maintained effective until the earlier of one year from the Closing Date, or the date all Registrable Securities cease to exist.

(c)           The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its commercially reasonable efforts to continue to take such actions as are necessary to maintain such eligibility.

3. Obligations of the Company.  In connection with its registration obligations under this Agreement, the Company shall:

(a) Prepare and file with the Securities and Exchange Commission (“SEC”) a Registration Statement with respect to such Registrable Securities.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Act, of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 4 use its commercially reasonable efforts to prepare promptly a supplement or amendment to the Registration Statement or prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

(f) Provide Holders with written notice of the date that a Registration Statement registering the resale of the Registrable Securities is declared effective by the SEC and the date or dates when the Registration Statement is no longer effective.

(g) Provide Alanco and its representatives the opportunity to review the Registration Statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Alanco in writing.

4. Suspension of Registration.  Notwithstanding anything to the contrary contained herein, following the effectiveness of a Registration Statement registering Registrable Securities, the Company may suspend at any time the availability of such Registration Statement and any related prospectus upon (i) the issuance by the SEC of a stop order with respect to such Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Act, (ii) the occurrence of any event or the existence of any fact as a result of which (A) any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the occurrence or existence of any pending corporate development, including without limitation any such development that might (A) interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by the Company (whether or not a final decision has been made to undertake such material transaction at the time the right to delay is exercised), or (B) involve initial or continuing disclosure obligations that might not be in the best interest of the Company’s shareholders, that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any Registration Statement and the related prospectus (any suspension of the availability of a Registration Statement and related prospectus upon any event described in any of subsections (i), (ii) and (iii) above is hereinafter referred to as a “Suspension Period”); provided that the duration of a Suspension Period under subsections (ii) and (iii) shall not extend beyond 90 days.  Notwithstanding the foregoing, the Company shall be entitled to effect no more than two such suspensions under subsections (ii) and (iii) above during the one (1) year period following the effective date of the Registration Statement.  The Company shall endeavor to end any Suspension Period as promptly as practicable under the circumstances.  If the availability of the Registration Statement and any related prospectus is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by such Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the availability of the Registration Statement and any related prospectus has been resumed.

5. Obligations of Holders.  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities, and that such information be furnished to the Company in writing, signed by each selling Holder and stated to be specifically for use in the related Registration Statement, prospectus or other document incident thereto.

(b)           Each selling Holder agrees that, upon receipt of any notice from the Company of any event of the kind described in Section 3(e) hereof, such selling Holder will discontinue disposition of Registrable Securities until such selling Holder receives copies of the supplemented or amended Registration Statement or prospectus contemplated by Section 3(e).  In addition, if the Company requests, each selling Holder will deliver to the Company (at the Company’s expense) all copies of the prospectus covering the Registrable Securities current at the time of receipt of the notice.

(c)           Each selling Holder shall notify the Company, at any time when a prospectus relating to such selling Holder’s Registrable Securities is required to be delivered under the Act, of the happening of any event (to such selling Holder’s knowledge and as to matters concerning such selling Holder) as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Alanco may sell, dividend or otherwise distribute to its shareholders shares of Common Stock received by Alanco pursuant to the Asset Purchase Agreement only in accordance with Section 8.15 of the Asset Purchase Agreement.  Each of Timothy P. Slifkin and Thomas A. Robinson may sell or otherwise distribute shares of Common Stock received by such Holder pursuant to the Slifkin/Robinson SPA only in accordance with Section 5.5 of the Slifkin/Robinson SPA.  For the avoidance of doubt, such distributee shall not have any registration rights under this agreement.

6. Expenses.  All expenses incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the selling Holders shall bear their own underwriting discounts or commissions, selling or placement agent or broker fees and commissions, and transfer taxes, if any, in connection with the sales of securities by such selling Holders.

7. Indemnification.  If any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any expenses, losses, claims, damages or liabilities (or actions in respect thereof), including legal or other expenses reasonably incurred in connection with investigating or defending the same, (collectively, “Losses”) to which they may become subject under the Act, the 1934 Act or other federal or state law, including any of the foregoing incurred in settlement of any litigation, arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Losses to the extent that it arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director or controlling person.  In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each such person who controls the underwriters (within the meaning of Section 15 of the Act), to the extent customary in such agreements.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and any other Holder selling securities in such Registration Statement or any of its directors or officers or any person who controls such selling Holder, against any Losses to which the Company or any such director, officer, controlling person or controlling person, or such other selling Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, arising out of or based upon: (i) any statement or omission in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement, or (ii) any sale by a Holder after the Company has given notice to the Holder under Section 3(e) or 4 herein and prior to the filing by the Company of a supplement or the effectiveness of a post-effective amendment as necessary in connection with such notice; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.  In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each selling Holder, severally and not jointly, will indemnify the underwriters, their officers and directors and each person who controls the underwriters (within the meaning of Section 15 of the Act), to the extent customary in such agreements; provided, however, that the obligation to indemnify will be individual to each selling Holder and shall be limited to an amount equal to the net proceeds received by such selling Holder of Registrable Securities sold in connection with such registration.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action as a result of such failure will not relieve such indemnifying party from any liability to the indemnified party under this Section 7, except to the extent that indemnifying party shall have demonstrated that it has been actually prejudiced as a result of such failure.

(d) If the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate Losses to which the Company and one or more of the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders.  The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls a Holder of Registrable Securities within the meaning of either the Act or the 1934 Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the 1934 Act and each director of the Company, and each officer of the Company who has signed the Registration Statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The obligations of the Company and Holders under this Section 7 shall survive the conversion, if any, of the Preferred Stock and the completion of any sale of Registrable Securities pursuant to a Registration Statement under this Agreement.

8. Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144; and

(b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act.

9. Amendment of Registration Rights.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

10. Notices.  All notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed given to a party when (a) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested.  Such notice or other communication shall be sent to the Company, Attention: Executive Vice President and General Counsel, 2115 Linwood Avenue, Suite 100, Fort Lee, NJ 07024, or to the Holder at the address set forth in the Company’s records (or to such other address as either party may designate by notice to the other party).

11. Termination.  This Agreement shall terminate on the date all Registrable Securities cease to exist; but without prejudice to (i) the parties’ rights and obligations arising from breaches of this Agreement occurring prior to such termination and (ii) the indemnification obligations under Section 7 of this Agreement.

12. Assignment.  No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder’s Registrable Securities (provided such transferee shall provide to the Company, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

13. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the 1934 Act, which matters shall be construed and interpreted in accordance with such laws.

14. Execution in Counterparts Permitted.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ____ day of ________________, 2011.

ORBCOMM INC.
By:_________________________
Name:
Title:
ALANCO TECHNOLOGIES INC.
By:_________________________
Name:
Title:

TIMOTHY P. SLIFKIN _________________________

THOMAS A. ROBINSON _________________________

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